Exhibit 10.10

EXECUTION COPY

MORTGAGE LOAN FLOW PURCHASE, SALE, AND SERVICING AGREEMENT
Dated and effective as of January 1, 2006

RWT HOLDINGS, INC.
(Purchaser)

GREENPOINT MORTGAGE FUNDING, INC.
(Seller)

and

REDWOOD TRUST, INC.
(Guarantor)

Adjustable Rate Conventional Mortgage Loans

Exhibit 10.10

This is a Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated and effec-tive as of January 1, 2006, and is executed between RWT Holdings, Inc., a Delaware corporation, as purchaser (hereinafter, the “Purchaser”), GreenPoint Mortgage Funding, Inc., a New York corporation, as seller and servicer (the “Seller”), and Redwood Trust, Inc., a Maryland corporation (the “Guarantor”).

The Purchaser and the Seller desire to establish a flow program whereby the Seller will make Mortgage Loans which meet the applicable provisions of this Agreement, and the Purchaser will, on a regular basis, purchase such Mortgage Loans from the Seller, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement.

All of the Mortgage Loans will be secured by first mort-gages or deeds of trust on residential dwellings situated within the state(s) indicated on the Mortgage Loan Schedule.

The Purchaser and Seller wish to prescribe the manner of purchase by the Purchaser and the management, servicing and control of the Mortgage Loans.

In consideration of the premises and the mutual agree-ments hereinafter set forth, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement”: This Mortgage Loan Flow Purchase, Sale and Servicing Agreement, including all exhibits hereto, and all amend-ments hereof and supplements hereto.

“ALTA”: The American Land Title Association.

“Annual Mortgage Interest Rate Cap”: The maximum amount, as provided in the Mortgage Note, that a Mortgage Interest Rate can change on any Interest Rate Change Date.

“Appraised Value”: The amount set forth in an appraisal in connection with the origination of each Mortgage Loan as the value of the Mortgaged Property.

“Assessment of Compliance” The statement as defined in Section 6.05 hereto.

“Assignment of Mortgage”: An assignment of the Mort-gage, notice of transfer or equivalent instrument in recordable form (but not recorded) that, when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Purchaser.

Exhibit 10.10

“Assumed Principal Balance”: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date after application of payments due on or before the Cut-off Date, whether or not received, minus
((ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan pursuant to Section 5.01 and representing (a) payments or other recoveries of principal or (b) advances of scheduled principal payments made pursuant to Section 5.03.

“Attestation Report”: The report as defined in Section 6.05 hereto.

“Back-Up SOX Certificate”: The certification as defined in Section 12.02 hereto.

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

“Compliance Statement” The statement as defined in Section 6.04 hereto.

“Condemnation Proceeds”: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

“Custodial Account”: The separate account or accounts created and maintained pursuant to Section 4.04.

“Custodial Agreement”: The agreement for the retention of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents, which agreement is in the form annexed hereto as Exhibit D.

“Custodian”: The custodian under the Custodial Agree-ment, or its successor.

“Current Index”: The index, as provided in each Mortgage Note, used to adjust the Mortgage Interest Rate on each Interest Change Date.

“Curtailment”: Any Principal Prepayment made by a Mortgagor that is not a Full Principal Prepayment.

“Customary Servicing Procedures”: Procedures (includ-ing collection procedures) using the same care that the Seller customarily employs and exercises in servicing and administering mortgage loans for its own account and those of third-party investors giving due consideration to accepted mort-gage servicing practices.

“Cut-off Date”: The first day of the month in which the respective Funding Date occurs.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

“Depositor”: With respect to any Pass-Through Transfer, the “depositor, if any, specified by the Purchaser and identified in related transaction documents.

Exhibit 10.10

“Determination Date”: The 16th day (or if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day) of the month of the related Remittance Date.

“Due Date”: The day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”: With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month of the Remittance Date.

“Eligible Depository Institution”: An account or accounts maintained with a depository institution which is acceptable to Fannie Mae or Freddie Mac for establishment of custodial accounts.

“Eligible Investments”: Any one or more of the following obligations or securities:

(i) obligations of or guaranteed as to principal and interest by the (a) United States, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”) or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

(ii) repurchase agreements (which must be fully collateralized) on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which are rated at least A-1 or P-1 by S & P Corporation (“S & P”) and Moody’s Investor Services, Inc. (“Moody’s”), respectively;

(v) obligations of major foreign commercial banks, limited to Eurodollar deposits, time deposits, certificate of deposits, bankers acceptances, Yankee Bankers acceptances and Yankee certificate of deposits;

Exhibit 10.10

(vi) obligations of major foreign corporations limited to commercial paper, auction rate preferred stock, medium term notes, master notes and loan participations;

(vii) money market funds comprised of securities described in the aforementioned clauses (i-iv) and having a stated policy of maintaining a set net asset value per share (a “Money Market Fund”). All Money Market Funds will conform to Rule 2a-7 of the Investment Seller Act of 1940;

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

“Escrow Account”: The separate account or accounts created and maintained pursuant to Section 4.06.

“Escrow Payments”: The amounts constituting taxes, assessments, mortgage insurance pre-miums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Event of Default”: Any one of the conditions or circum-stances enumerated in Section 9.01.

“Exchange Act: The Securities Exchange Act of 1934, as amended.

“Fannie Mae”: The Federal National Mortgage Association or any successor organization.

“Fidelity Bond”: A fidelity bond required to be maintained by the Seller pursuant to Section 4.13.

“FDIC”: The Federal Deposit Insurance Corporation or any successor organization.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor organization.

“Full Principal Prepayment”: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

“Funding Date”: Each date that the Purchaser purchases Mortgage Loans from the Seller hereunder.

“Guarantor”: Redwood Trust, Inc., a Maryland corporation.

“HUD”: The Department of Housing and Urban Development or any successor organization.

Exhibit 10.10

“Insurance Proceeds”: Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the related Mortgage Loan or applicable law.

“Interest Rate Change Date”: The date on which the Mortgage Interest Rate is subject to change as provided in the related Mortgage Note.

“Lifetime Mortgage Interest Rate Cap”: The maximum amount, as provided in the Mortgage Note, that a Mortgage Interest Rate can change over the life of the Mortgage Loan.

“Liquidation Proceeds”: Cash, other than Insurance Proceeds, Condemnation Proceeds or REO Disposi-tion Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, fore-closure sale or other-wise.

“Loan-to-Value Ratio” or “LTV”: With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

“Margin”: The amount that is added to the Current Index value to determine the Mortgage Interest Rate on each Interest Rate Change Date.

“Master Servicer”: With respect to a Pass-Through Transfer, the “master servicer”, if any, identified by the Purchaser and identified in related transaction documents.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Monthly Payment”: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Mortgage”: The mortgage, deed of trust or other instru-ment creating a first lien on or first priority ownership inter-est in an estate in fee simple, or a leasehold estate, in real property securing a Mortgage Note, including any rider incorporated by reference therein.

“Mortgage File”: The documents, records and other items referred to in Exhibit A annexed hereto pertaining to a particular Mortgage Loan.

“Mortgage Interest Rate”: The annual rate at which interest accrues at the time of determination on any Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Exhibit 10.10

“Mortgage Loan”: An individual mortgage loan that is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule.

“Mortgage Loan Remittance Rate”: As to each Mortgage Loan, the annual rate of interest required to be remitted hereun-der to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

“Mortgage Loan Schedule”: The schedule of Mortgage attached hereto as Exhibit E, such schedule setting forth the following information as to each Mortgage Loan, as applicable: (a) the Mortgage Loan identifying number, (b) state and zip code of the Mortgaged Property, (c) the Mortgage Interest Rate, (d) the original principal balance of the Mortgage Loan, (e) principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date, whether or not collected, (f) the first payment date, (g) a code indicating whether the Mortgaged Property is occupied by the owner (and, if so, whether it is occupied as a primary, secondary or vacation residence), and (h) the purpose of the Mortgage Loan.

“Mortgage Note”: The note or other evidence of the indebtedness of a Mortgagor secured by the related Mortgage.

“Mortgaged Property”: The real property and improvements subject to a Mortgage, constituting security for repayment of the debt evidenced by the related Mortgage Note.

“Mortgagor”: The obligor on a Mortgage Note.

“Nonrecoverable Advance”: Any advance previously made by the Seller pursuant to Section 5.03 or Section 5.04 or any expenses incurred pursuant to Section 4.08 which, in the good faith judgement of the Seller, may not be ultimately recoverable by the Seller from Liquidation Proceeds. The determination by the Seller that is has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Seller delivered to the Purchaser and detailing the reasons for such determination.

“Officers' Certificate”: A certificate signed by the President, a Senior Vice President or a Vice President and by the Treasurer or the Secre-tary or one of the Assistant Secretaries of the Seller, or by other duly authorized officers or agents of the Seller, and delivered to the Purchaser as required by this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may be salaried counsel employed by the Seller.

“P&I Advance”: As to any Mortgage Loan, any advance made by the Seller pursuant to Section 5.03.

“Pass-Through Transfer”: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

Exhibit 10.10

“Person”: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincor-porated organization or government or any agency or political subdivision thereof.

“Prepayment Interest Shortfall”: As to any Remittance Date and any Mortgage Loan, (a) if such Mortgage Loan was the subject of a Full Principal Prepayment during the related Principal Prepayment Period, the excess of one month’s interest (adjusted to the Mortgage Loan Remittance Rate) on the Assumed Principal Balance of such Mortgage Loan outstanding immediately prior to such prepayment, over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the Mortgagor in respect of such Principal Prepayment Period, and (b) if such Mortgage Loan was the subject of a Curtailment during the related Principal Prepayment Period, an amount equal to one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Curtailment.

“Primary Insurance Policy”: With respect to each Mortgage Loan, the primary policy of mortgage insurance in effect, or any replacement policy therefor obtained by the Seller pursuant to Section 4.08.

“Principal Prepayment”: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, and is not accompanied by an amount of interest repre-sent-ing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Prepayment Period”: As to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

“Purchase Price”: As to each Mortgage Loan to be sold hereunder, the price set forth in the Mortgage Loan Schedule and the related Purchase Price and Terms Letter.

“Purchase Price and Terms Letter”: With respect to any pool of Mortgage Loans purchased and sold on any Funding Date, the letter agreement between the Purchaser and the Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Funding Date. A Purchase Price and Terms Letter may relate to more than one pool of Mortgage Loans to be purchased on one or more Funding Dates hereunder.

“Purchase Price Percentage”: As to each Mortgage Loan to be sold hereunder, the percentage of the principal balance thereof being paid as part of the Purchase Price, as set forth in the Mortgage Loan Schedule and the related Purchase Price and Terms Letter.

“Purchaser”: RWT Holdings, Inc., a Delaware corporation.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have a principal balance at the time of substitution not in excess of the principal balance of the Deleted Mortgage Loan (the amount of any difference being deemed to be a principal payment to be credited to or deposited by the Seller in the Custodial Account), (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than that of the Deleted Mortgage Loan, (iii) have a remaining maturity not later than and not more than one year less than the remaining maturity of the Deleted Mortgage Loan, (iv) have a Lifetime Mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan and not more than two (2) percentage points above that of the Deleted Mortgage Loan, (v) have a Margin not less than that of the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio at the time of substitution equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan at the time of substitution, (vii) Mortgage Loan, (viii) have the same Current Index as the Deleted Mortgage Loan, (ix) comply as of the date of substitution with each representation and warranty set forth in Section 3.02, (x) be in the same credit grade category as the Deleted Mortgage Loan, (xi) have the same prepayment penalty term, if any, and (xii) be, in the reasonable determination of the Seller, of the same type, quality and character as the Deleted Mortgage Loan as if the breach had not occurred.

Exhibit 10.10

“Reconstitution Agreement”: The agreement or agreements entered into by the Seller and the Purchaser and certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.01.

“Reconstitution Date”: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12.01 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Seller shall cease to service such Mortgage Loans under this Agreement.

“Record Date”: The close of business of the last Busi-ness Day of the month preceding the month of the related Remit-tance Date.

“Refinanced Mortgage Loan”: A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan.

“Regulation AB”: Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 22-8518, 70 Fed. Reg. 1,506, 1,531 (Jan.7, 2005) or by the staff of the SEC. or as may be provided by the SCE or its staff from time to time.

“Remittance Date”: The 18th day of any month, or if such 18th day is not a Busi-ness Day, the first Business Day immediately prior thereto.

“REO Disposition”: The final sale by the Seller of a Mortgaged Property acquired by the Seller in foreclosure or by deed in lieu of foreclosure.

“REO Disposition Proceeds”: All amounts received with respect to an REO Disposition pursuant to Section 4.14.

“REO Property”: A Mortgaged Property acquired by the Seller through foreclosure or deed in lieu of foreclosure, as described in Section 4.14.

Exhibit 10.10

“Repurchase Price”: With respect to any Mortgage Loan to be repurchased by the Seller pursuant to Section 3.03, an amount equal to the Assumed Principal Balance of such Mortgage Loan as of the date of such repurchase, plus interest on such Assumed Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid to the day prior to the day of the repurchase.

“SEC”: The United States Securities and Exchange Commission.

“Seller”: GreenPoint Mortgage Funding, Inc., a New York corporation, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Seller of its servicing obligations, includ-ing, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of REO Property pursuant to Section 4.14 and (d) compliance with the Seller's obligations described in Section 4.08.

“Servicing Fee”: The amount of the annual fee the Purchaser shall pay to the Seller, equal to 0. 250% of the outstanding principal amount of each Mortgage Loan with respect to the period of time prior to the initial Interest Rate Change Date and, thereafter, 0.375% of the outstanding principal amount for that Mortgage Loan. Such fee shall be payable monthly and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed.

“Servicing Officer”: Any officer of the Seller involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

“Trust”: With respect to a Pass-Through Transfer, the “trust”, if any, specified by the Purchaser and identified in the related transaction documents.

“Whole Loan Transfer”: Any sale or transfer of all of the Mortgage Loans by the Purchaser to a third party.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files.

The Seller agrees to sell and the Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, at the price and on the terms set forth herein and in the related Purchase Price and Terms Letter. The Purchaser, on any Funding Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage Loan Schedule, subject to the terms and conditions of this Agreement and the related Purchase Price and Terms Letter.

Exhibit 10.10

The Purchaser will purchase Mortgage Loan(s) from the Seller, on such Funding Dates as may be agreed upon by the Purchaser and the Seller. Each closing shall, at the Purchaser’s option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree. On the Funding Date and subject to the terms and conditions of this Agreement, the Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

On the Funding Date and in accordance with the terms herein, the Purchaser will pay to the Seller, by wire transfer of immediately available funds, the Purchase Price, according to the instructions to be provided by the Seller. The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser a Warranty Bill of Sale with respect to the Mortgage Loans in the form annexed hereto as Exhibit H.

The Purchaser shall be entitled to all scheduled principal due after the Cut-off Date, all other recoveries of principal collected after the Cut-off Date and all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall hold any such prepaid amounts for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser. All scheduled payments of principal due on or before the Cut-off Date and collected by the Seller after the Cut-off Date shall belong to the Seller.

Pursuant to Section 2.03 hereof, the Seller shall have delivered a portion of each Mortgage File to the Custodian prior to the Funding Date. The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof and the Seller's possession of the portion of each Mortgage File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only. On the Funding Date, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and main-tained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only. The Mortgage File may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy. The Seller shall maintain records (i) confirming the sale of the related Mortgage Loan to the Purchaser and (ii) confirming the Purchaser's ownership interest in the Mortgage File. The Seller shall release from its custody the contents of any Mortgage File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Seller's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or the removal of any Mortgage Loan or related REO Property from the terms of this Agreement pursuant to Section 3.03, in which cases such written instructions shall not be required.

Exhibit 10.10

Section 2.02 Books and Records.

Notwithstanding the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Mortgage Note shall continue in the name of the Seller and be retained by the Seller in trust for the Purchaser for the sole purpose of facilitating the servicing and the supervision of the servic-ing of the Mortgage Loans. All rights arising out of the Mort-gage Loans including, but not limited to, all funds received on or in connection with a Mortgage Loan shall be held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loans, subject to subsequent deduction of amounts to which the Seller is entitled pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller. The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Purchaser.

Section 2.03 Custodial Agreement; Delivery of Mortgage Loan Documents.

Pursuant to the Custodial Agreement, on or prior to each Funding Date, the Seller shall deliver to the Custodian each of the following documents for each Mortgage Loan:

(a) The original Mortgage Note endorsed, “Pay to the order of ______________________, without recourse” and signed in the name of the Seller by an authorized officer. Such signature may be an original signature or a facsimile signature of such officer. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “GreenPoint Mortgage Funding, Inc., successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “GreenPoint Mortgage Funding, Inc., formerly known as [previous name]”. The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Seller.

(b) The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Seller (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

Exhibit 10.10

(c) Unless the Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage, assigned to ______________________, but otherwise in form and substance acceptable for recording and sent for recording; provided, however, that certain recording information will not be available if, as of the Funding Date, the Seller has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by “GreenPoint Mortgage Funding, Inc., successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by “GreenPoint Mortgage Funding, Inc., formerly known as [previous name]”.

(d) Originals or certified true copies from the appropriate recording offices of all assumption and modification agree-ments, if any or if the original has not yet been returned from the recording office, a copy of such original certified by the Seller.

(e) Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mort-gage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

The Custodian has certified its receipt of each such document as evidenced by its Initial Certification in the form annexed to the Custodial Agreement.

Section 2.04 Conditions Precedent to Closing.

Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a) All of the representations and warranties of the Seller and of the Purchaser under this Agreement shall be true and correct as of the Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement;

(b) The Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all documents as specified herein, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c) All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on each Funding Date the applicable Purchase Price as provided herein.

Section 2.05 First Payment Default; Early Full Principal Prepayment.

Exhibit 10.10

In the event any Mortgage Loan purchased hereunder goes into default because the first Monthly Payment due thereon becomes delinquent and remains delinquent for a period of 30 days, the Seller will repurchase such Mortgage Loan at the Purchase Price or substitute in its place a Qualified Substitute Mortgage Loan or Loans pursuant to the provisions of Section 3.03.

In the event any Mortgage Loan purchased hereunder becomes the subject of a Full Principal Prepayment within 90 days after the related Funding Date, the Seller will remit to the Purchaser no later than the last Business Day of the month following the month in which such Full Principal Prepayment occurred, an amount equal to (a) the difference between the Purchase Price Percentage for such Mortgage Loan and 100%, times (b) the principal balance of such Mortgage Loan on the date of the Full Principal Prepayment.

In the event that a mortgage loan, acquired by the Purchaser for a Purchase Price greater than 101.00%, pays off within the first 12 months from the Funding Date, the Seller shall reimburse the Purchaser the full premium paid for the loan.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER;
REPURCHASE AND SUBSTITUTION;
REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of the Seller.

The Seller represents, warrants and covenants to the Purchaser, as of the Funding Date or as of such other date specified below, that:

(i) The Seller is a validly existing corporation in good standing under the laws of the State of New York and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Seller by any such state, and in any event the Seller is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan;

(ii) The Seller has full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan pursuant to this Agreement and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and each Assignment of Mortgage to the Purchaser constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iii) None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Seller's articles of incorporation or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

Exhibit 10.10

(iv) There is no litigation pending or to the best of Seller’s knowledge threatened with respect to the Seller which is reasonably likely to have a material adverse effect on the sale of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Seller;

(v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

(vi) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(vii) Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished by the Seller pursuant to this Agreement contains or will contain any materially untrue statement of facts or omits or will omit to state a fact necessary to make the statements contained therein not misleading; and

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, as to each Mortgage Loan as of the Funding Date or such other date as may be specified below, that:

(i) The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-Off Date;

(ii) The Mortgage creates a first lien on or a first priority ownership interest in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and, with respect to any Mortgage Loan for which an appraisal was made prior to the Cut-Off Date, either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. If the Mortgaged Property includes a leasehold estate, the lease is valid, in full force and affect, and conforms to the Fannie Mae requirements for leasehold estates. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein;

Exhibit 10.10

(iii) The Mortgage Loan has not been delinquent thirty (30) days or more at any time during the twelve (12) month period prior to the Cut-off Date for such Mortgage Loan. There are no defaults under the terms of the Mortgage Loan; and the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(iv) There are no delinquent taxes which are due and payable, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

(v) The terms of the Mortgage Note of the related Mortgagor and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by applicable law or is necessary to protect the interests of the Purchaser, and which have been approved by the title insurer and the primary mortgage insurer, as applicable, and copies of which written instruments are included in the Mortgage File. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule;

(vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of Fannie Mae and Freddie Mac. All such standard hazard policies are in effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest as loss payee and such clause is still in effect and all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance by a generally acceptable insurer in an amount not less than the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

Exhibit 10.10

(viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

(ix) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(x) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. The proceeds of the Mortgage Note have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

(xi) Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xii) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (b) (1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xiii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to the Seller’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

Exhibit 10.10

(xiv) To the best of the Seller’s knowledge, there are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xv) All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xvi) The Mortgage Loan was originated by the Seller or by an eligible correspondent of the Seller. The Mortgage Loan complies in all material respects with all the terms, conditions and requirements of the Seller's underwriting standards attached here as Exhibit G. The Mortgage Notes and Mortgages are on forms acceptable to Fannie Mae or Freddie Mac;

(xvii) The Mortgage Loan contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder. The Mortgage Loan has an original term to maturity of not more than 40 years, with interest payable in arrears on the first day of each month. Except as otherwise set forth on the Mortgage Loan Schedule, the Mortgage Loan does not contain terms or provisions which would result in negative amortization nor contain “graduated payment” features;

(xviii) The Mortgaged Property at origination of the Mortgage Loan was and, to the Seller’s knowledge, currently is free of damage and waste and at origination of the Mortgage Loan there was, and, to the Seller’s knowledge, there currently is, no proceeding pending for the total or partial condemnation thereof;

(xix) The related Mortgage contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure;

(xx) If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustees sale or attempted sale after default by the Mortgagor;

(xxi) If required by the applicable processing style, the Mortgage File contains an appraisal of the related Mortgaged Property made and signed prior to the final approval of the mortgage loan application by a qualified appraiser satisfying the requirements of Title XI of The Financial Institutions Reform, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, that is acceptable to Fannie Mae or Freddie Mac and approved by the Seller. The appraisal, if applicable, is in a form generally acceptable to Fannie Mae or Freddie Mac;

Exhibit 10.10

(xxii) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, national banks, a Federal Home Loan Bank or the Federal Reserve Bank, or (4) not doing business in such state;

(xxiii) To the best of the Seller’s knowledge, there does not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, to cause the Mortgage Loan to become delinquent, or to materially adversely affect the value or marketability of the Mortgage Loan;

(xxiv) Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project or an individual unit in a planned unit development. Any condominium unit or planned unit development either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or Freddie Mac or is otherwise “warrantable” with respect thereto. No such residence is a mobile home or manufactured dwelling.

(xxv) The ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of the appraised value (or stated value if an appraisal was not a requirement of the applicable processing style) of the Mortgaged Property at origination or the purchase price of the Mortgaged Property securing each Mortgage Loan (the “Loan-to-Value Ratio”) is not in excess of 95.00%. The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae or Freddie Mac;

(xxvi) The Seller is either, and each Mortgage Loan was originated by, a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act;

(xxvii) The origination, collection and servicing practices with respect to each Mortgage Note and Mortgage have been legal in all material respects. With respect to escrow deposits and payments that the Seller collects, all such payments are in the possession of, or under the control of, the Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note; and

Exhibit 10.10

(xxviii) No fraud or misrepresentation of a material fact with respect to the origination of a Mortgage Loan has taken place on the part of the Seller.

(xxix) No Mortgage Loan contains a provision whereby the related Mortgagor can convert the related Mortgage Loan to a fixed rate instrument.

Section 3.03 Repurchase and Substitution.

The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Purchaser, notwithstand-ing any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File. Upon discovery by either the Seller or an Purchaser of a breach of any of the representations and warranties set forth in Sections 3.01 and 3.02 (notwithstanding the Seller’s lack of knowledge of such representation and warranty), which breach materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interest of the Purchaser in the related Mortgage Loan in the case of a repre-sentation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Within 90 days of the earlier of either discovery by or notice to the Seller of any such breach, the Seller shall use its best efforts to promptly cure such breach in all material respects and, if such breach cannot be cured during such 90 day period, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. If any such breach shall involve any represent-ation or warranty set forth in Section 3.01, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Seller of such breach, all the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price; provided, however, that in the event of a breach of representation and warranty set forth in Section 3.01 that relates to less than all of the Mortgage Loans, the Seller shall repurchase only the Mortgage Loans to which such breach relates. However, the Seller may, at its option, replace a Mortgage Loan as to which a breach of representation of warranty has occurred as described in the foregoing sentences of this Section 3.03 and substi-tute in its place with a Qualified Substitute Mortgage Loan or Loans, provided, however, that any such substitution shall be effected not later than 120 days after the Funding Date. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodi-al Account for future distribution).

The Seller shall effect any substitution of a Qualified Substitute Mortgage Loan by delivering to the Custodian the documents as are required to be delivered by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date occurring in such month. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitu-tion of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitu-tion, the covenants, representations and warranties set forth in Sections 3.01 and 3.02, except to the extent a representation contained in Section 3.02 relates to an expressly specified percentage of the Mortgage Loans.

Exhibit 10.10

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Assumed Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

Indemnification. In addition to its repurchase and substitution obligations, Seller shall indemnify Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitutes, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of Seller’s representations and warranties contained in Sections 3.01 and 3.02 that materially and adversely affects the value of one or more of the Mortgage Loans. The obligations of Seller set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify Purchaser as provided in this Section 3.03 constitute the sole remedies of Purchaser with respect to a breach of the foregoing representations and warranties.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans for the benefit of the Purchaser in accordance with the terms of this Agreement and in conformity with Customary Servicing Procedures. In performing its obligations hereunder, the Seller shall exercise no less than the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, but shall perform such obligations without regard to the Seller's obligation to make Servicing Advances or P&I Advances, or to the Seller's right to receive compensation for its services hereunder.

Subject to the above-described servicing standards, the specific requirements and prohibitions of this Agreement and the respective Mortgage Loans, and the provisions of any Primary Insurance Policy and applicable law, the Seller shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable. Without limiting the generality of the foregoing, the Seller shall, and is hereby authorized and empowered to (i) execute and deliver on behalf of itself and the Purchaser, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loan and with respect to the Mortgaged Property and (ii) waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Purchaser and is not prohibited by a Primary Insurance Policy; provided, however, that the Seller may not, unless it has obtained the consent of the Purchaser, (a) permit any modification with respect to any Mortgage Loan that would vary the Mortgage Interest Rate, defer or forgive the payment of interest or of any principal, reduce the outstanding principal amount (other than as a result of its actual receipt of payment of principal on) or extend the final maturity date of such Mortgage Loan, (b) with respect to any Mortgage Loan for which any payment due remains delinquent for a period of 90 days or more, make any other modifications, or (c) accept substitute or additional collateral, or release any collateral, for a Mortgage Loan. If, with the consent of the Purchaser, the Seller permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall include in each remittance for any month in which any such principal or interest payment has been deferred an amount equal to the amount that the Seller would have been required to advance pursuant to Section 5.03 if such deferred amounts had been delinquent, and shall be entitled to reimbursement for such advances only to the same extent as for P&I Advances made pursuant to Section 5.03. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

Exhibit 10.10

Section 4.02 Liquidation of Mortgage Loans; Servicing Advances and Foreclo-sure.

If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or if the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interests of the Purchaser. If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 remains delinquent for a period of 90 days or more, the Seller shall (a) act in the best interests of the Purchaser, and such action may include the commencement of foreclosure proceedings or the sale of such Mortgage Loan, (b) if the Seller commences foreclosure proceedings, notify the Purchaser thereof on the monthly remittance report delivered pursuant to Section 5.02 on the first Remittance Date following such commencement and (c) respond to reasonable inquiries of the Purchaser with respect to the Mortgage Loan or related REO Property. Notwithstanding the foregoing, the Seller may not sell a delinquent Mortgage Loan unless it has obtained the consent of the Purchaser. The Purchaser may instruct the Seller to commence foreclosure proceedings on any Mortgage Loan for which any payment remains delinquent for a period of 120 days or more. If the Seller has commenced foreclosure proceedings, it shall promptly notify the Purchaser and thereafter periodically advise the Purchaser of the status of the foreclosure proceedings and follow the Purchaser's instructions in connection therewith.

Exhibit 10.10

Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Seller shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Seller is not required to make a Servicing Advance unless the Seller determines in the exercise of its good faith reasonable judgment that such Servicing Advance would ultimately be recoverable from REO Dispositions, Insurance Proceeds or Condemnation Proceeds (with respect to each of which the Seller shall have the priority described in Section 4.05 for purposes of withdrawals from the Custodial Account). In the event that any Servicing Advance or any commitment to pay Servicing Advances in connection with any Mortgage Loan exceeds $5,000 in the aggregate, the Seller shall secure the written approval of the Purchaser.

Section 4.03 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Seller will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable, and will take special care in ascertaining and estimating annual taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable in order that the installments payable by the Mort-gagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04 Establishment of Custodial Account; Deposits in Custodial Account.

The Seller shall segregate and hold all funds collec-ted and received pur-suant to each Mortgage Loan and REO Property separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collec-tively, the “Custodial Account”), in the form of non-interest bearing time deposit or demand accounts. The Custodial Account shall be established with an Eligible Depository Institution. The creation of any Custodial Account shall be evidenced by a letter agree-ment substantially in the form of Exhibit B hereto. A copy of such certifi-ca-tion or letter agreement shall be furnished to any Purchaser upon request.

The Seller shall deposit in a mortgage clearing account on a daily basis and in the Custodial Account no later than the second Business Day thereafter and retain therein:

(i) all scheduled payments due after the Cutoff Date on account of principal, includ-ing Principal Prepayments collected after the Cutoff Date, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans (minus the portion of any such payment which is allocable to the period prior to the Cutoff Date) adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 and Section 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Custom-ary Servicing Procedures, the Mortgage Loan documents or applicable law;

Exhibit 10.10

(v) all Condemnation Proceeds with respect to any Mort-gaged Property which are not released to the Mortgagor in accor-dance with Customary Servicing Procedures, the Mortgage Loan documents or applicable law;

(vi) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 3.03 or;

(vii) any amount required to be deposited in the Custodial Account pursuant to Section 5.04; and

(viii) any amount required to be deposited in the Custodial Account pursuant to Sections 4.01, 4.14, 5.01, 5.03 and 6.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive. Without limiting the generality of the foregoing, payments in the nature of late payment charges, fees for special services provided to a Mortgagor and assumption fees need not be deposited by the Seller in the Custodial Account.

The Seller may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Seller for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (i) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (ii) any other investment may mature on such Remittance Date if the Seller shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Seller and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Seller out of its own funds immediately as realized.

Section 4.05 Withdrawals From the Custodial Account.

The Seller shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for P&I Advances, the Seller's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan that represent payments of principal and/or interest respecting which any such P&I Advance was made;

Exhibit 10.10

(iii) to reimburse itself first for unreimbursed Servic-ing Advances, second for unreimbursed P&I Advances, and third for any unpaid Servicing Fees, the Seller's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reim-bursement, the Seller's right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Section 3.03, in which case the Seller's right to such reimbursement shall be subse-quent to the payment to the Purchaser of the Repurchase Price pursuant to Section 3.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iv) to reimburse itself for unreimbursed Servicing Advances and advances of Seller funds made pursuant to Section 5.03 to the extent that such amounts are nonrecoverable by the Seller pursuant to subclause (iii) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Seller pursuant to Section 3.03, in which case the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 3.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan, and to reimburse itself for such amounts to the extent that such amounts are nonrecover-able from the disposition of REO Property pursuant to Section 4.14 hereof;

(v) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 8.01;

(vi) to pay itself with respect to each Mortgage Loan repurchased pursuant to Section 3.03 all amounts collected in respect of such Mortgage Loan and remaining on deposit in the Custodial Account as of the date on which the related Repurchase Price is deposited into the Custodial Account (other than the amount of such Repurchase Price);

(vii) to pay itself with respect to each Mortgage Loan servicing compensation pursuant to Section 6.03;

(viii) to reimburse itself for any Nonrecoverable Advance or Advances; and

(ix) to clear and terminate the Custodial Account upon the termination of this Agreement.

On each Remittance Date, the Seller shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01(a)(iv) and (v), the Seller is not obligated to remit on such Remittance Date. The Seller may use such with-drawn funds only for the purposes described in this Section 4.05.

Section 4.06 Establishment of Escrow Account; Deposits in Escrow Account.

Exhibit 10.10

The Seller shall segregate and hold all funds collec-ted and received pur-suant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), in the form of non-interest bearing time deposit or demand accounts. The Escrow Account shall be established with an Eligible Depository Institution. The creation of any Escrow Account shall be evidenced by a letter agreement substantially in the form of Exhibit C hereto. Upon request, the Seller shall provide the Purchaser with a copy of a letter agreement evidencing the establishment of each Escrow Account. Notwithstanding the foregoing, the Seller may deposit in the Escrow Account amounts constituting escrow payments relating to mortgage loans not subject to this Agreement, provided, however, that all Escrow Payments in the Escrow Account are insured in a manner which shall provide the maximum available insurance by the FDIC thereon.

The Seller shall deposit in a mortgage clearing account on a daily basis and no later than the second Business Day thereafter in the Escrow Account and retain therein: (i) all Escrow Payments held or collec-ted on account of the Mortgage Loans, for the purpose of effect-ing timely payment of any such items as required under the terms of this Agreement, (ii) all Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property and (iii) all revenues received with respect to the management, conservation, protection and operation of the REO Properties pursuant to Section 4.14. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in or in accordance with Section 4.07. The Seller shall pay to the Mortgagor interest on escrowed funds to the extent required by law notwithstanding that the Escrow Account is non-interest bearing.

Section 4.07 Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller only (a) to effect timely payments of taxes, assessments, Primary Insurance Policy pre-miums, fire and hazard insurance premiums or other items consti-tuting Escrow Payments for the related Mortgage, (b) to reimburse the Seller for any Servicing Advance made by Seller pursuant to Section 4.08 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collec-tions of Escrow Payments there-under, (c) to refund to any Mort-gagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, for transfer to the Custodial Account of such amounts as are to be applied to the indebtedness of a Mortgage Loan in accordance with the terms thereof, (e) for application to restoration or repair of the Mortgaged Property, (f) to deposit into the Custodial Account the funds required to be deposited therein pursuant to Section 4.14, (g) to pay to itself amounts to which it is entitled pursuant to Section 4.14, (h) to withdraw any Escrow Payments related to a Mortgage Loan repurchased by the Seller pursuant to Section 3.03, or (i) to clear and terminate the Escrow Account upon the termina-tion of this Agreement.

Section 4.08 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of taxes, assessments, and other charges for which an escrow is maintained and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that a Mortgage does not provide for Escrow Payments, or the Seller has waived the escrow of Escrow Payments or the Seller is prohibited by applicable state law from requiring the escrow of Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

Exhibit 10.10

Section 4.09 Transfer of Accounts.

The Seller may from time to time transfer the Custodial Account and the Escrow Account to any other Eligible Depository Institution. The Seller shall notify the Purchaser within 14 days of any such transfer under this Section 4.09.

Section 4.10 Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is, subject to applicable law, at least equal to the lesser of (i) the maximum insurable value of the improvements securing the related Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) the minimum amount necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guide-lines of the Federal Insurance Administration with a gener-ally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the out-standing principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Seller shall also maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insur-ance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above. Any amounts collected by the Seller under any such policies (other than amounts to be depos-ited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, REO Property, or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the Mortgage Loan or applicable law) shall be depos-ited in the Custodial Account, subject to with-drawal pursuant to Section 4.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such appli-cable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Seller, its successors and its assigns, or, upon request of the Purchaser, to the Purchaser, and shall provide for at least 30 days prior written notice to the Seller of any cancellation thereof. The Seller shall not accept or obtain any such insur-ance policy from an insur-ance company that does not at that time maintain a General Policy Rating of B-III or better in Best's Key Rating Guide, or that is not licensed to do business in the State wherein the related Mortgaged Property is located.

Exhibit 10.10

Section 4.11 Maintenance of Blanket Insurance Policy.

If the Seller shall obtain and maintain a blanket insurance policy that is issued by an insurer generally acceptable to Fannie Mae and Freddie Mac and that insures against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the coverage required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Seller shall be deemed to have satisfied its obligations as set forth in Section 4.10. Such policy may contain a clause providing for a reasonable deductible, in which case the Seller shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and if there shall have been a loss that would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.

Section 4.12 Maintenance of Mortgage Impairment Insurance Policy.

The Seller may satisfy its obligations under Section 4.10 and 4.11 pertaining to physical storage of insurance policies and general policy rating requirements by maintaining a mortgage impairment or other form of blanket policy that will protect the Seller and/or investor in the event of uninsured loss, insolvency of an insurance carrier or any other loss normally to be covered by a mortgage impairment policy. It is agreed that any expense incurred by the Seller in maintaining any such insurance shall be borne by the Seller. This shall be deemed to include any loss or any expense as a result of a deductible clause in such a policy.

Section 4.13 Fidelity Bond; Errors and Omissions Insurance.

The Seller at its own expense shall maintain with responsible companies throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees and other individuals acting on behalf of the Seller in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required of the Seller by Fannie Mae or Freddie Mac, if the Seller were servicing the Mortgage Loans for Fannie Mae or Freddie Mac, and such policy shall be issued by a company that is acceptable to Fannie Mae or Freddie Mac. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses caused by such individuals, including losses from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such individuals. Such Fidelity Bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satis-faction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such fidelity bond and errors and omis-sions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.

Exhibit 10.10

Section 4.14 Title, Management and Disposition of REO Property.

If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Seller or its nominee, in either case as nominee, for the benefit of the Purchaser on the date of acquisition of title (the “REO Purchaser”). In the event the Seller is not authorized or permitted to hold title to real property in the state in which the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller, at expense of the REO Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the REO Purchaser shall acknowledge in writing that such title is being held as nominee for the REO Purchaser.

The Seller, either itself or through an agent selected by the Seller, shall manage, conserve, protect and operate each REO Property for the REO Purchaser solely for the purpose of its prompt disposition and sale, and in same manner that it would be required to manage, conserve, protect and operate foreclosed property for its own account (subject to the condition described in the second paragraph of Section 4.02). The Seller shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Seller deems to be in the best interest of the REO Purchaser.

The Seller shall cause to be deposited in the Escrow Account, on a daily basis upon receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper opera-tion, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Seller. Any disbursement in excess of $5,000 shall be made only with the written approval of the REO Purchaser. For purposes of the preceding sentence, any approval given by the Purchaser shall constitute approval by the REO Purchaser. On or before each Determination Date, the Seller shall withdraw from the Escrow Account and deposit into the Custodial Account the net income from the REO Property on deposit in the Escrow Account less any reserves required to be maintained in the Escrow Account from time to time to satisfy reasonably anticipated expenses. The Seller shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month and the Seller's efforts in connection with the sale of that REO Property. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Subject to Section 4.02, each REO Disposition shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the REO Purchaser. If upon the acquisition of title to the Mortgaged Property by foreclosure sale or deed in lieu of foreclosure or otherwise, there remain outstanding unreimbursed P&I Advances pursuant to Section 5.03 with respect to the Mortgage Loan or if, upon liquidation as provided in this Section 4.14, there remain outstanding any unreimbursed Servicing Advances with respect to the Mortgaged Property or the Mortgage Loan, the Seller shall be entitled to reimbursement from the proceeds received in connection with the disposition of the Mortgaged Property, and from the Custodial Account if such proceeds are insufficient, for any related unreimbursed Servicing Advances or related unreimbursed P&I Advances pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which REO Disposition Proceeds are received, the net cash proceeds of such REO Disposition shall be distributed to the REO Purchaser. In the event that the Seller is billed for expenses related to an REO Property subsequent to the date on which the net cash proceeds of such REO Disposition are distributed to the REO Purchaser, the Seller shall pay such expenses and shall thereupon be entitled to reimburse itself therefor by withdrawing the amount of such expenses from the Custodial Account.

Exhibit 10.10

Section 4.15 Adjustments to Mortgage Interest Rate and Monthly Payment.

On each applicable Interest Rate Change Date, the Mortgage Interest Rate shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Current Index plus the Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Annual Mortgage Interest Rate Cap and Lifetime Mortgage Interest Rate Cap, if any, as set forth in the Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note, Customary Servicing Procedures, applicable laws and regulations regarding interest rate adjustments.

ARTICLE V

PAYMENTS TO THE PURCHASER

Section 5.01 Distributions.

(a) On each Remittance Date, the Seller shall remit to the Purchaser of record on the preced-ing Record Date (i) all amounts credited to the Custodial Account as of the close of business on the preced-ing Determination Date (net of charges against or withdraw-als from the Custodial Account pursuant to Section 4.05(ii)-(iv), plus (ii) the aggregate amount of P&I Advances, if any, and payments pursuant to Section 5.03, if any, that the Seller is obligated to make on such Remittance Date, plus (iii) the aggregate amount of any Prepayment Interest Shortfall existing as of such Remittance Date, and minus (iv) any amounts that represent early receipts of Monthly Payments due on a Due Date or Due Dates subse-quent to the Due Date occurring in the Due Period for such Remittance Date or Principal Prepayments received during the month of such Remittance Date (except to the extent that, pursuant to Section 5.03, any funds described in this clause (iv) are to be remitted to the Purchaser in lieu of P&I Advances by the Seller out of its own funds).

(b) Each remittance pursuant to this Section 5.01 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the account which shall have been designated by the Purchaser.

The Seller shall ten days prior to the Remittance Date on which the final distribution of funds to Purchaser is to be made hereunder, notify each Purchaser of the pendency of such distribution and such distribution shall be made to each Purchaser.

Section 5.02 Statements to the Purchaser.

Exhibit 10.10

Not later than the tenth (10th) day of each month, the Seller shall deliver to the Purchaser a monthly remittance statement in the form of, and providing the information described in, Exhibit F hereto.

In addition, not more than 60 days after the end of each calendar year, upon receipt of written request by the Purchaser, the Seller will furnish at any time during such calendar year, a listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority (other than those required to be filed by the Purchaser) or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

Section 5.03 P&I Advances by the Seller.

Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall from its own funds deposit in the Custodial Account an amount equal to all Monthly Payments that were due on the related Due Date and that were delin-quent at the close of business on the related Determination Date, with the interest adjusted to the respective Mortgage Loan Remittance Rates; provided, however, that to the extent there are funds on deposit in the Custodial Account that are not otherwise required to be distributed to the Purchaser on such Remittance Date, the Seller may remit such funds in lieu of making advances of its own funds; and further provided that any such funds held for future distribution and so used shall be appropriately reflected in the Seller's records and replaced by the Seller by deposit into the Custodial Account on or before each Remittance Date to the extent that funds on deposit in the Custodial Account for the related Remittance Date (determined without regard to P&I Advances required to be made on such Remittance Date) shall be less than the aggregate amount required to be distributed to the Purchaser pursuant to Section 5.01 on such related Remittance Date. For purposes of this Section 5.03, any Monthly Payment or portion thereof deferred pursuant to Section 4.01 shall be considered delinquent until paid. The Seller's obligation to make P&I Advances as to any Mortgage Loan shall continue through the earlier to occur of (a) the repurchase of the Mortgage Loan by the Seller pursuant to Section 3.03, and (b) the Remittance Date following the ultimate liquidation of the Mortgage Loan and related REO Property.

Notwithstanding the provisions of this Section 5.03, the Seller shall not be required to make any advance of principal and interest if, in the good faith judgment of the Seller, such advance of principal and interest will not ultimately be recoverable from the related Mortgagor, from Liquidation Proceeds or otherwise.

Section 5.04 Prepayment Interest Shortfalls.

Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall from its own funds deposit in the Custodial Account an amount equal to the aggregate Prepayment Interest Shortfall, if any, existing in respect of the related Principal Prepayment Period.

Exhibit 10.10

ARTICLE VI

GENERAL SERVICING PROCEDURE

Section 6.01 Assumption Agreements.

The Seller shall use its best efforts to enforce any “due-on-sale” provision contained in each Mortgage or Mortgage Note to the extent permitted by law and provided that such enforcement would not impair any recovery under any related Primary Insurance Policy. The Seller shall be entitled to retain as additional servicing compensation any assumption fee collected by the Seller for entering into an assumption agreement.

Section 6.02 Release of Mortgage Files; Wrongful Satisfaction of Mortgages.

Upon the payment in full of any Mortgage Loan, the Seller will obtain the portion of the Mortgage File that is in the possession of the Custodian, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser as provided in Section 5.02.

If the Seller satisfies or releases the lien of a Mort-gage without having obtained payment in full of the indebtedness secured by the Mortgage, the Seller, upon written demand, shall remit to the Purchaser the then Assumed Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the Fidelity Bond as provided for in Section 4.13 insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, and late payment charges or otherwise shall be retained by the Seller. The Seller shall be entitled to request reimbursement for additional services, including:

(a) express and other delivery charges and any other reasonable out-of-pocket expenses incurred by the Seller with respect to a Mortgage Loan to the extent not ordinary to the servicing function (but not including salaries, rent and other general operating expenses of Servicer normally classified as overhead);
(b) preparation and delivery of any special reports, magnetic tapes, disks, or transmission outside the normal monthly accounting reports; and

(c) to the extent not ordinary to the servicing function, any action taken by the Seller which the Seller reasonably determines to be necessary or appropriate in order to protect the rights of Purchaser, (including property preservation), with respect to any Mortgage Loan, not to exceed $5,000.00 without the prior approval by Purchaser (with the exception of advances for real estate taxes and insurance premiums).

Section 6.04 Annual Compliance Statement.

Exhibit 10.10

The Seller shall deliver to the Purchaser and any Master Servicer, on or before March 1 of each year, beginning March 1, 2007, an Officers' Certificate (“Compliance Statement”) to the effect that (i) a review of the activi-ties of the Seller during the preceding calendar year and of the Seller's performance under this Agreement has been made under such offi-cer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obliga-tion in any material respect, specifying each such failure and the nature and status thereof.

Section 6.05 Annual Assessment of Compliance and Attestation Report..

The Seller shall deliver to the Purchaser and any Master Servicer, no later than March 1 of each year, beginning March 1, 2007, an assessment of compliance with servicing criteria on a certification substantially in the form of Exhibit I hereto (“Assessment of Compliance”) and related attestation report (“Attestation Report”) as of and for the period ending on December 31 of the preceding calendar year, which Assessment of Compliance and Attestation Report will relate to each of the servicing criteria identified as the Seller’s responsibility on Schedule 1122 thereto and shall comply with the provisions of Regulation AB. Each such Assessment of Compliance shall include (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an Attestation Report on such party’s Assessment of Compliance with the applicable servicing criteria.

Section 6.06 Purchaser's Right to Examine Seller Records.

The Purchaser shall have the right, upon reasonable notice to the Seller, to examine and audit any and all of the books, records or other information of the Seller whether held by the Seller or by another on behalf of the Seller, which may be relevant to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement, and to discuss such books, records or other information with an officer or employee of the Seller who is knowledgeable about the matters contained therein.

ARTICLE VII

REPORTS TO BE PREPARED BY SELLER

Section 7.01 Seller Shall Provide Access and Information as Reasonably Required.

The Seller shall furnish to the Purchaser upon written request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Seller may negotiate with the Purchaser for a reasonable fee for providing such report or information, unless (i) the Seller is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service requirements. The Seller agrees to execute and deliver all such instruments as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Exhibit 10.10

Section 7.02 Financial Statements.

The Seller understands that, in connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a consolidated statement of operations of Seller for the most recently completed five fiscal years for which such a statement is available as well as a consolidated statement of condition at the end of the last two fiscal years covered by such consolidated statement of operations. The Seller, if it has not already done so, agrees to promptly furnish to Purchaser copies of the statements specified above.

The Seller also agrees to make available upon reasonable notice and during normal business hours to any prospective Purchaser a knowledgeable financial or accounting officer for the purposes of answering questions respecting recent developments affecting the Seller or the financial statements of the Seller and to permit upon reasonable notice and during normal business hours any prospective Purchaser to inspect the Seller’s servicing facilities for the purpose of satisfying such prospective Purchaser that the Seller has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLE VIII

THE SELLER

Section 8.01 Indemnification; Third Party Claims.

The Seller agrees to indemnify the Purchaser and hold them harmless against any and all claims, losses, penal-ties, fines, forfeitures, reasonable legal fees and related costs, judg-ments, and any other costs, fees and expenses that the Purchaser incurs directly resulting from the failure of the Seller to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement. The Seller shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Mortgage Loans. The Seller shall follow any written instructions received from the Purchaser in connection with such claim.

Section 8.02 Merger or Consolidation of the Seller.

The Seller shall keep in full effect its existence, rights and franchises as a corporation, and shall preserve its qualification to do business as a foreign corpora-tion in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or the ability of the Seller to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller hereunder, shall be the successor of the Seller hereunder without the execution or filing of any paper or any further act on the part of either of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or sur-viving Person shall be an institution (i) that is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) that has a net worth of not less than $15,000,000.

Exhibit 10.10

Section 8.03 Seller Not to Resign.

The Seller shall not assign this Agreement (except to any affiliate or subsidiary of the Seller) or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

ARTICLE IX

DEFAULT

Section 9.01  Events of Default.

Event of Default, whenever used herein, means any one or more of the following events:

(i) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement that continues unremedied for a period of three (3) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Seller from the Purchaser; or

(ii) any failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement or in the Custodial Agreement that continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Seller from the Purchaser; or

(iii) a decree or order of a court or agency or super-visory authority having jurisdiction for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator in any bankruptcy, reorganization, insolvency, read-justment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Seller ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Seller’s ability to perform its obligations hereunder; or

(v) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

Exhibit 10.10

(vi) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

If an Event of Default shall occur, then so long as such Event of Default shall not have been remedied, the Purchaser may, by notice in writing to the Seller, in addition to whatever rights the Purchaser may have at law or equity to damag-es, including injunctive relief and specific performance, termi-nate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Seller of such written notice, all authority and power of the Seller under this Agree-ment, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Purchaser, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accom-plish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller shall cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsi-bilities and rights hereunder, including, without limitation, the transfer to such successor for adminis-tration by it of all cash amounts (less any amounts due the Seller pursuant to the terms of this Agreement) which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 9.02 Waiver of Defaults.

The Purchaser may in writing waive any past default by the Seller in the performance of its obligations hereunder and the consequences thereof and any default in remitting to Purchaser any required distribution in accordance with this Agreement, including the Seller's obligation to make P&I Advances. Subject to the preceding sentence, upon any waiver of a past default, such default shall be deemed not to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement, except as otherwise stated in such waiver; provided, however, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereto, except as otherwise stated in such waiver.

Exhibit 10.10

ARTICLE X

TERMINATION

Section 10.01 Termination.

(a) This Agreement shall terminate upon either: (i) the later of the distribution to the Purchaser of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Seller and the Purchaser in writing.

(b) The Seller, at its option but only upon thirty (30) days' prior written notice to the Purchaser, may terminate this Agreement at any time when the aggregate Assumed Principal Balance of the Mortgage Loans which remain subject to this Agreement (the “Remaining Mortgage Loans”) has been reduced by application of Monthly Payments or otherwise to an amount no greater than ten (10) percent of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the Cut-off Date; provided, however, that if any of such Mortgage Loans are included in a REMIC, the Servicer agrees not to exercise its right to repurchase such Mortgage Loans so included and unless and until such right can be exercised in conjunction with a "qualified liquidation" (as defined in Section 860F(a)(4) of the Code) of such REMIC, as advised by the Purchaser. Such termination shall be effected by the deposit by the Seller of an amount equal to the sum of (i) 100% of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the first calendar day of the month in which such repurchase occurs (the “Repurchase Cut-off Date”) after application of principal due on such date whether or not received, and the appraised value of REO Properties, which appraisals shall be performed by an appraiser acceptable to Fannie Mae and Freddie Mac, and (ii) interest on the aggregate Assumed Principal Balance at the Mortgage Loan Remittance Rate from the Repurchase Cut-off Date to, but not including, the date of repurchase. Upon any such purchase of Mortgage Loans and REO Properties under this Section 10.01(b), the Purchaser shall, to the extent necessary, transfer or cause to be transferred to the Seller title to the repurchased Mortgage Loans and REO Properties by instruments of transfer or assignment, without recourse. The Seller may not purchase fewer than all of such Mortgage Loans and REO Properties. The Seller shall deposit the repurchase price for the remaining Mortgage Loans as described in (i) and (ii) above in the Custodial Account no later than one (1) Business Day prior to the first Remittance Date to occur after the expiration of thirty days following the notice described in the first sentence of this Section 10.01(b). Upon presentation and surrender of the outstanding Mortgage Loans, the Seller shall cause to be distributed to the Purchaser on such Remittance Date the repurchase price together with the amounts (including P&I Advances) that would be otherwise distributable to the Purchaser in respect of Mortgage Loans and REO Properties on such Remittance Date. Upon receipt of such final payment, the Purchaser shall deliver, or cause the Custodian to deliver to the Seller, the Mortgage Files in connection therewith and shall otherwise use its best efforts to effect or cause to be effected the orderly transfer of assets to the Seller.

Exhibit 10.10

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Seller.

Prior to termination of the Seller's responsibilities and duties under this Agreement pursuant to Section 8.03, 9.01 or 10.01(a)(ii), the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsi-bilities, duties and liabil-ities of the Seller under this Agreement prior to the termina-tion of Seller's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assump-tion, the Purchaser may make such arrange-ments for the compensation of such successor out of payments on Mort-gage Loans as it and such successor shall agree. The Seller shall discharge its duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of dili-gence and prudence that it is obligated to exercise under this Agreement. The resignation or removal of the Seller pursuant to the aforemen-tioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall not relieve the Seller named herein of its obligations under Section 3.03.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabil-ities of the Seller, with like effect as if originally named as a party to this Agreement. No termination of the Seller or this Agreement shall affect any claims that the Purchaser may have against the Seller arising prior to any such termina-tion or resignation.

The Seller shall timely deliver to its successor the funds in the Custodial Account and the Escrow Account (less any amounts to which the Seller is entitled pursuant to the terms of this Agreement) and all Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, respon-sibilities, obligations and liabilities of the Seller.

Upon a successor's acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

In connection with the termination or resignation of the Seller hereunder, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the Seller shall cooperate with the successor in causing MERS to revise its records to reflect the transfer of servicing to the successor as necessary under MERS’ rules and regulations, or (ii) the Seller shall cooperate with the successor in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor. The Seller shall file or cause to be filed any such assignment in the appropriate recording office. The Purchaser shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor shall cause such assignment to be delivered to the Purchaser or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Exhibit 10.10

Section 11.02 Repurchases and Related Assurances.

In the event the Seller repurchases a Mortgage Loan pursuant to Section 3.03, the Purchaser shall upon any request of the Seller subsequent to the Remittance Date on which the Repurchase Price has been remitted to the Purchaser take actions reasonably necessary to effect the reconveyance of the Mortgage Loan.

Section 11.03 Amendment.

This Agreement may be amended only by written agreement signed by the Seller and Purchaser hereunder.

Section 11.04 Reserved.

Section 11.05 Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 11.06 Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by federal law but without regard to principles of conflicts of laws, and the obligations, rights and reme-dies of the parties hereunder shall be determined in accordance with such laws.

Section 11.07 Notices.

Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid, return receipt requested, and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex, telecopy or telegraph and confirmed by a writing delivered by means of (a), (b) or (c), to: (i) in the case of the Seller, 100 Wood Hollow Drive, Novato, California 94945, Attention: Susan Davia, telecopy number: (415) 878-3598, or such other address as may hereafter be fur-nished to the Purchaser and the Guarantor in writing by the Seller, (ii) in the case of the Purchaser, One Belvedere Place, Suite 310, Mill Valley, California 94941, Attn: John Isbrandtsen, telecopy number: (415) 381-1773, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, and (iii) in the case of the Guarantor, One Belvedere Place, Suite 300, Mill Valley, California 94941, Attn: Brett Nicholas, telecopy number: (415) 381-1773, or such other address as may hereafter be furnished to the Seller in writing by the Guarantor.

Exhibit 10.10

Section 11.08 Severability of Provisions.

If any one or more of the covenants, agreements, provi-sions or terms of this Agreement shall be held invalid for any reason whatso-ever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.09 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 11.10 Counterparts.

This Agreement may be executed in any number of coun-ter-parts and by different parties hereto on separate counter-parts, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

Section 11.11 Successors and Assigns.

Notwithstanding anything to the contrary in this agreement, it is understood and agreed that the Purchaser may transfer its interest in this Agreement and the Mortgage Loans in whole or in part, in accordance with Article XII of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns permitted hereunder.

Section 11.12 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly pro-vided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, Clauses and other subdivisions of this Agreement;

Exhibit 10.10

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs, Clauses, and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 11.13 Intention of the Seller

The Seller intends that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans to the Purchaser shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Seller intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Seller also intends and agrees that, in such event, (i) the Seller shall be deemed to have granted to the Purchaser and its assigns a first priority security interest in the Seller’s entire right, title and interest in and to the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans, all amounts held from time to time in the accounts mentioned pursuant to this Agreement and all reinvestment earnings on such amounts, together with all of the Seller’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and such rights and remedies may be exercised concurrently, independently and successively.

Section 11.14 Guaranty of Purchaser’s Obligations

The Guarantor hereby agrees to cause RWT Holdings, Inc. to perform all of its duties and obligations as the Purchaser hereunder, guaranties the timely performance of such duties and obligations by RWT Holdings, Inc. and agrees to be jointly and severally liable to the Seller for all such duties and obligations of RWT Holdings, Inc.

Section 11.15 Master Servicer as Third Party Beneficiary

For purposes of Sections 6.04, 6.05 and 12.02 related to the requirements for deliver of Assessments of Compliance, Attestation Reports, Compliance Statements, Back-Up SOX Certificates and additional monthly reporting requirements, the Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all rights and benefits hereof as if it were a party to the Agreement.

ARTICLE XII

WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

Exhibit 10.10

Section 12.01 Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer or a Pass-Through Transfer on One or more Reconstitution Dates

The Seller acknowledges and the Purchaser agrees that with respect to some or all of the Mortgage Loans, the Purchaser may effect either:

(1) one or more Whole Loan Transfers; and

(2) one or more Pass Through Transfers.

The Seller shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to this Section. In connection therewith, the Purchaser shall deliver any Reconstitution Agreement or other document related to the Whole Loan Transfer or Pass Through Transfer to the Seller at least 15 days prior to such transfer and the Seller shall execute any Reconstitution Agreement which contains servicing provisions substantially similar to those herein or otherwise reasonably acceptable to the Purchaser and the Seller and which restates the representations and warranties contained in Section 3.01 as of the Reconstitution Date (except to the extent any such representation or warranty is not accurate on such date) and Section 3.02 herein as of the Funding Date. In addition, in connection with any Pass-Through Transfer, the Seller agrees: (a) to provide any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b) to provide information relating to delinquencies and defaults with respect to the Seller’s servicing portfolio (or such portion thereof as is similar to the Mortgage Loans), (c) to enter into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated “AAA” (including a securitization involving a REMIC or CMO) (a “Securitization”) and (d) to provide such opinions of counsel as are customary in such transactions, provided, however, that any opinion of outside counsel shall be provided at the Purchaser’s expense. In connection with such a Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser’s sole cost and expense. In the event that a master servicer or trustee is requested by the Purchaser to determine the allocation of payments and to make remittances to the certificateholders, the Seller agrees to service the Mortgage Loans in accordance with the reasonable and customary requirements of such Securitization, which may include the Seller’s acting as a subservicer in a master servicing arrangement. The Purchaser hereby agrees to reimburse the Seller for reasonable “out-of-pocket” expenses incurred by the Seller that relate to such Whole Loan Transfer or Pass-Through Transfer, but not including reimbursement for the amount which reasonably reflects time and effort expended by the Seller in connection therewith. It is understood and agreed by Purchaser and Seller that the right to effectuate such Whole Loan Transfer or Pass-Through Transfer as contemplated by this Section 12.01 is limited to the Purchaser.

Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans in a Whole Loan Transfer may review and underwrite the Seller’s servicing and origination operations, upon reasonable prior notice to the Seller, and the Seller shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonable available and can be produced without unreasonable expense or effort. The Seller shall make the Mortgage Files related to the Mortgage Loans held by the Seller available at the Seller’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Seller (in no event less than five Business Days’ prior notice). The Seller may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Seller’s premises.

Exhibit 10.10

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section12.02 Additional Requirements in Connection With Pass-Through Transfers.

(a) The Seller shall provide to the Master Servicer, no later than March 1 of each year in which the Trust is required to file a Form 10-K with the SEC in connection with a Pass-Through Transfer, an Officer’s Certificate (a ”Back-Up Sox Certification”) in the form of Exhibit J attached hereto.

(b) If so requested by the Purchaser or any Depositor in connection with any Pass Through Transfer, the Seller shall provide to the Purchaser such information regarding the Seller, as servicer and originator of the Mortgage Loans, as is reasonably requested for the purpose of compliance with Regulation AB.

(c) If Seller uses subcontractors, contractors or vendors that are determined to be “participating in the servicing function” under this Agreement within the meaning of Item 1122 of Regulation AB,, Seller shall so advise the Purchaser and agrees to provide to the Purchaser and to the Master Servicer such disclosures, assessments of compliance, attestations, certifications and other documents required by Regulation AB related to such subcontractors, contractors and vendors.

(d) Additional Monthly Reporting Requirements.

i.
The Seller shall provide to the Master Servicer prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement; any merger, consolidation or sale of substantially all of the assets of the Seller; the Seller’s engagement of any subservicer, contractor or vendor to perform or assist in the performance of any of the Seller’s obligations under this Agreement; any material litigation involving the Seller; and any affiliation or other significant relationship between the Seller and other transaction parties.

ii.
No later than ten days prior to the deadline for the filing of any Distribution Report that includes any of the Mortgage Loans serviced by the Seller, the Seller shall provide to the Master Servicer notice of the occurrence of any of the following events along with all information, data and materials related thereto as may be required to be included in the related Distribution Report (as specified in the provisions of Regulation AB referenced below):

Exhibit 10.10

a.	any material changes to the definition or determination of delinquencies, charge-offs and uncollectible accounts (Item 1121(a) (9) of Regulation AB);

b.
any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a) (11) of Regulation AB);

c.	material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a) (12) of Regulation AB);

d.
information regarding new asset-backed security issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a) (14) of Regulation AB).

(e) Additional Information. The Seller shall provide to the Master Servicer such additional information as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Seller or its performance hereunder.

(f) Intention of the Parties and Interpretation. The Seller acknowledges and agrees that the purpose of Subsections 11.20, 11.21 and this 12.02 is to facilitate compliance by the Master Servicer and the Depositor with the provisions of Regulation AB, as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, the Seller agrees that (a ) the obligations of the Seller hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the Seller’s obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Seller shall comply with requests made by the Master Servicer or the Depositor for delivery of additional or different information as the Master Servicer or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect such changes in the Seller’s obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

(g) Indemnification. The Seller shall indemnify and hold harmless the Purchaser and the Master Servicer and each of its directors, officers, employees, agents and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any breach by the Seller of any of its obligations hereunder, including particularly its obligations to provide any Compliance Statement, Assessment of Compliance, Attestation Report or any information, data or materials required to be included in any Exchange Act report; (ii) any misstatement or omission in any information data or materials provide by the Seller hereunder; or (iii) the negligence, bad faith or willful misconduct of the Seller in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Seller agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of any claims, losses, damages or liabilities incurred by Master Servicer in such proportion as is appropriate to reflect the relative fault of Master Servicer on one hand and the Seller on the other. The indemnification in this subsection shall survive the termination of this Agreement or the termination of any party to this Agreement.

Exhibit 10.10

(h) The Purchaser and each Person who controls the Purchaser shall indemnify the Seller, each affiliate of the Seller, each Person who controls any of such parties or the Seller (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Seller, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a securitization transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any offering circular, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or

(ii) the omission or alleged omission to state in the securitization materials a material fact required to be stated in the securitization materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the information provided by Seller.

12.03 Confidentiality and Customer Information Security. All of the information and/or documentation, including any customer information of either party (the “Information”), disclosed by either party to the other party under the terms of this Agreement, except such Information as may be generally available to the public or to the finance or insurance industry, is and will be kept confidential unless its disclosure is required by law or is required to be submitted to the state or federal regulatory supervisors of either party. Such Information will be used by the party receiving the Information solely for the purposes for which the Information is provided. Further, in accordance with the requirements of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information promulgated under section 39 of the Federal Deposit Insurance Act and sections 501 and 505(b) of the Gramm-Leach-Bliley Act, each party agrees, as applicable, to implement appropriate Information security measures, including disaster recovery measures, to meet the objectives of the Guidelines, and that the party providing the Information has the right to review audits, summaries of test results, or other equivalent evaluations of the party receiving the Information, or to conduct the same, in order to insure that the party receiving the Information is meeting the objectives of the Guidelines. All of the provisions of this Paragraph shall survive the termination of this Agreement.

Exhibit 10.10

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GREENPOINT MORTGAGE FUNDING INC., Seller

By:
Name:
Title:

RWT HOLDINGS, INC.,
Purchaser

By:
Name:
Title:

REDWOOD TRUST, INC.,
Guarantor

By:
Name:
Title:

EXHIBIT A

CONTENTS OF MORTGAGE FILES

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (except the items delivered to the Custodian pursuant to Section 2.03), all of which shall be available for inspection by the Purchaser and which may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy:

1. A copy of the Mortgage Note endorsed, “Pay to the order of _________________-__, without recourse” and signed in the name of the Seller by an authorized officer. Such signature may be an original signature or a facsimile signature of such officer. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “GreenPoint Mortgage Funding, Inc., successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “GreenPoint Mortgage Funding, Inc., formerly known as [previous name]”. The Mortgage Note shall include all intervening endorse-ments showing a complete chain of title from the originator to the Seller.

2. The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Seller (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

3. Unless the Mortgage Loan is registered on the MERS System, the Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the Funding Date, the Seller has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by “GreenPoint Mortgage Funding, Inc., successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by “GreenPoint Mortgage Funding, Inc., formerly known as [previous name]”.

4. The original policy of title insurance or, if such insurance is in force but the original policy of title insurance has not been delivered to the Seller by the issuing title insurer, the report of title insurance or other evidence of title insurance generally acceptable to Fannie Mae or Freddie Mac or, if the Mortgage Loan is the subject of a Fannie Mae or Freddie Mac approved master title insurance policy, a certified copy of the certificate of title insurance issued thereunder.

5. Originals or certified true copies from the appropriate recording offices of all assumption and modification agree-ments, if any or if the original has not yet been returned from the recording office, a copy of such original certified by the Seller.

6. Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mort-gage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

7. The original Primary Insurance Policy, if any, or, if the Primary Insurance Policy has been issued but the original thereof has not been delivered to the Seller by the issuer thereof, a copy of the Primary Insurance Policy certified by a duly authorized officer of the Seller to be a true, complete and correct copy of the original, which certification may be in the form of a blanket certification relating to more than one Mortgage Loan.

8. Original hazard insurance policy or a binder evidencing such coverage and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy, unless the Mortgage Loan is the subject of a blanket mortgage impairment insurance policy meeting the requirements of Section 4.11 of the Agreement.

9. Mortgage Loan closing statement (Form HUD-1 or HUD-1A).

10. Residential loan application.

11. Credit report on the Mortgagor.

12. Residential appraisal report, if applicable.

13. Photograph of the property, if applicable.

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

To:   _____________________________________
 _____________________________________
 _____________________________________
 (the “Depository”)

As “Seller” under the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of _____________, ______________ Mortgage Loans, Group No. ______ (the “Agree-ment”), we hereby authorize and request you to establish an account, as a Custodi-al Account pursuant to Section 4.04 of the Agreement, to be designated as “GreenPoint Mortgage Funding, Inc., in trust for the Purchaser as indicated on GreenPoint Mortgage Funding, Inc.’s records and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

GreenPoint Mortgage Funding, Inc.

By

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the Depository indi-cated above, and agrees to honor withdrawals on such account as provided above. The amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corpora-tion to the extent available under applicable law.

(name of Depository)

By

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

To:   _____________________________________
 _____________________________________
 _____________________________________
 (the “Depository”)

As “Seller” under the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of _____________, __________ Mortgage Loans, Group No. ______ (the “Agree-ment”), we hereby authorize and request you to certify that an account exists titled “GreenPoint Mortgage Funding, Inc., in trust for the Purchaser as indicated on GreenPoint Mortgage Funding, Inc.’s records and various mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

GreenPoint Mortgage Funding, Inc.

By

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the Depository indi-cated above, and agrees to honor withdrawals on such account as provided above. The amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corpora-tion to the extent available under applicable law.

(name of Depository)

By

EXHIBIT D

CUSTODIAL AGREEMENT

EXHIBIT E
MORTGAGE LOAN SCHEDULE

EXHIBIT F
FORM OF MONTHLY REMITTANCE STATEMENT

EXHIBIT G
UNDERWRITING STANDARDS

EXHIBIT H

FORM OF WARRANTY BILL OF SALE

On this _______ day of ________, 200__, [Greenpoint Mortgage Funding, Inc.] ("Seller") as the Seller under that certain Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006 (the "Agreement") does hereby sell, transfer, assign, set over and convey to RWT Holdings, Inc. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.01 of the Agreement, the Seller has delivered to the Purchaser or its custodian a portion of each Mortgage File for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Mortgage File required to be retained by Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by Seller for the benefit of the Purchaser as the owner thereof. Seller's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representations and warranties set forth in Sections 3.01, and 3.02 of the Agreement are true and correct as of the date hereof

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Greenpoint Mortgage Funding, Inc.

(Seller)

By:

Name:

Title:

EXHIBIT I

FORM OF ASSESSMENT OF COMPLIANCE

To  RWT Holdings and [Master Servicer]

Re: Residential Mortgage Loans (including first and second lien, closed-end and revolving balance HELOC mortgage loans

As of and for the year ended December 31, [ ], the undersigned officer(s) of Greenpoint Mortgage Funding, Inc. hereby certify as follows:

1.	Greenpoint Mortgage Funding, Inc. is responsible for assessing compliance with the servicing criteria applicable to it (as identified in Appendix A hereto) for this asset class;

2.	Greenpoint Mortgage Funding, Inc. used the criteria listed in paragraph (d) of Section 229.1122 of Regulation AB to assess compliance with the applicable servicing criteria;

3.	[Except as described below,] Greenpoint Mortgage Funding, Inc. has complied, in all material respects, with the applicable servicing criteria for this asset class; and

[DESCRIBE ANY MATERIAL INSTANCE OF NONCOMPLIANCE]

4.	a registered public accounting firm has issued an attestation report on Greenpoint Mortgage Funding, Inc.’s compliance with the applicable servicing criteria.

Signature
Name:
Title:

Signature
Name:
Title:

[Date]

Schedule 1122 to Exhibit I
SERVICING CRITERIA

NOTE: The criteria shown with a checked box ☑ are applicable to Greenpoint Mortgage Funding, Inc.’s duties under any transaction agreement for any loans covered by this Servicer’s Report. Criteria shown with a blank box ☐ are inapplicable to this servicer.

(A)	General Servicing Considerations

☑ Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with transaction agreements.

☑ If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

☑ Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

☑ A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(B)	Cash Collection and Administration

☑ Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

☑ Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

☑ Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made reviewed and approved as specified in the transaction agreements.

☑ The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

☑ Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Section 240.13k-1(b)(1) of Regulation AB.

☑ Unissued checks are safeguarded so as to prevent unauthorized access.

☑ Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:

(A)	Are mathematically accurate;

(B)	Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;

(C)	Are reviewed and approved by someone other than the person who prepared the reconciliation; and

(D)
Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(C) Investor remittances and reporting

☐ Reports to investors, including those to be filed with the Securities Exchange Commission (the “Commission”), are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:

(A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;

(B) Provide information calculated in accordance with the terms specified in the transaction agreements;

(C) Are filed with the Commission as required by its rules and regulations; and

(D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

☐ Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

☐ Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.

☐ Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment or custodial bank statements.

(D) Pool Asset Administration

☑ Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

☑ Pool assets and related documents are safeguarded as required by the transaction agreements.

☑ Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

☑ Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset documents.

☑ Greenpoint Mortgage Funding, Inc.’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

☑ Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

☑ Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

☑ Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe Greenpoint Mortgage Funding, Inc.’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

☑ Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

☑ Regarding any funds held in trust for an obligor (such as escrow accounts):

(A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;

(B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and

(C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

☑ Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by Greenpoint Mortgage Funding, Inc. at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

☑ Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from Greenpoint Mortgage Funding, Inc.’s funds and not charged to the obligor, unless the late payment was due to obligor’s error or omission.

☑  Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by Greenpoint Mortgage Funding, Inc., or such other number of days specified in the transaction agreements.

☑  Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

☑ Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT J

FORM OF BACK-UP SOX CERTIFICATION

Re: Mortgage Loan Flow Purchase, Sale and Servicing Agreement dated and effective as of January 1, 2006 among RWT Holdings, Inc. (the “Purchaser”), Greenpoint Mortgage Funding, Inc. (“Seller”), and Redwood Trust, Inc. (“Guarantor”)(the “Agreement”)

I, [identify the certifying individual], certify to the Purchaser and to the Master Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, the servicing information required to be provided to the Master Servicer and the Trustee by the Servicer under the Pooling and Servicing Agreement has been so provided;

2.
I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Compliance Statement, Annual Assessment of Compliance and the Annual Attestation Report delivered to the Master Servicer in accordance with the terms of the Pooling and Servicing Agreement, the Servicer has, as of the date of this certification, fulfilled its obligations under the Pooling and Servicing Agreement:

3.
Based on my knowledge, the information in the Annual Compliance Statement, the Annual Assessment of Compliance, the Annual Attestation and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer , to the extent included in or relied upon in connection with any information included in any Form 8-Ks, Form 10-Ds, Form 10-Ks or similar forms required by the Securities and Exchange Commission (the “SEC”) from time to time, or incorporated by reference in any prospectus filed with the SEC, for the period covered by the Annual Assessment of Compliance, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

4.
I am responsible for reviewing the activities performed by the Seller as servicer under the Agreement and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Assessment of Compliance or the Attestation Report, Seller has fulfilled its obligations under the Agreement in all material respects.

5.
The Compliance Statement, the Assessment of Compliance and Attestation Report required to be provided by the Seller pursuant to the Agreement, have been provided to the [Purchaser][Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Purchaser][Master Servicer].Any material instance of noncompliance has been disclosed in such reports

Date:__________________________

_____________________________
[Signature]
[Title]

GREENPOINT - SEQUOIA TO TRUSTEE

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

For

Mortgage Loan Flow Purchase, Sale and Servicing Agreement

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated as of August 30, 2007 (the “Assignment”), is entered into among Sequoia Residential Funding, Inc. (the “Assignor”), GreenPoint Mortgage Funding, Inc., as the seller (“Seller”) and the servicer (the “Servicer”), and HSBC Bank USA, National Association ("HSBC Bank") as Trustee under a Pooling and Servicing Agreement dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), among the Assignor, as Depositor, HSBC Bank (in such Trustee capacity, the “Assignee”) and Wells Fargo Bank, N. A., as Master Servicer and Securities Administrator.

RECITALS

WHEREAS, RWT Holdings, Inc. (“RWT”), the Seller and the Servicer and Redwood Trust, Inc., as Guarantor, have entered into a certain Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006 (the “Flow Purchase and Servicing Agreement”), and pursuant to the Purchase Price and Terms Letter(s) and Warranty Bill(s) of Sale issued under the Flow Purchase and Servicing Agreement and listed in Appendix A hereto (the “Purchase Price and Terms Letter(s)” and “Bill(s) of Sale,” respectively, and, together with the Flow Purchase and Servicing Agreement, the “Agreements”) RWT has acquired from the Seller certain Mortgage Loans (the “Mortgage Loans”) and the Servicer has agreed to service such Mortgage Loans; and

WHEREAS, RWT has previously sold, assigned and transferred all of its right, title and interest in certain of the Mortgage Loans (the “Specified Mortgage Loans”) which are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and certain rights under the Agreements with respect to the Specified Mortgage Loans to Assignor; and

WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Assignment and Assumption.

(a) Effective on and as of the date hereof, the Assignor hereby pledges, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all of its rights (but none of the Purchaser’s obligations) provided under the Agreements to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller and the Servicer hereby acknowledge such assignment and assumption.

(b) Effective on and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s interest in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.

2. Recognition of the Assignee.

From and after the date hereof, subject to Section 3 below, the Seller and the Servicer shall recognize the Assignee as the holder of the rights and benefits of the Purchaser with respect to the Specified Mortgage Loans and the Servicer will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Servicer had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Agreements (as amended hereby) with the Assignee as the Purchaser thereunder, the terms of which Agreements are incorporated herein by reference and amended hereby. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

3. Assignor’s Continuing Rights and Responsibilities.

Notwithstanding Sections 1 and 2 above, the parties hereto agree that the Assignor rather than the Assignee shall have the ongoing rights to take action and the responsibilities of the Purchaser under the following sections of the Agreements:

Flow Purchase and Servicing Agreement:

Section	Matter

2.05	(a) First Payment Default; Early Full Principal Prepayment.

3.03, 1st¶	(b) Repurchase and Substitution.

4.01, 2nd¶	(c) Seller to Act as Servicer.

4.02	(d) Liquidation of Mortgage Loans; Servicing Advances and Foreclosure.

4.14, 3rd¶	(e) Title, Management and Disposition of REO Property.

6.06	(f) Purchaser’s Right to Examine Seller Records.

7.01	(g) Seller Shall Provide Access and Information as Reasonably Required.

7.02, 2nd¶	(h) Financial Statements.

8.01	(i) Indemnification; Third Party Claims.

8.03	(j) Seller Not to Resign.

In addition, the Servicer agrees to furnish to the Assignor and the Master Servicer copies of reports, notices, statements and other communications required to be delivered by the Servicer pursuant to any of the sections of the Agreements referred to above and under the following sections, at the times therein specified:

Flow Purchase and Servicing Agreement:

Section

4.09	(a) Transfer of Accounts.

5.02	(b) Statements to the Purchaser.

6.04	(c) Annual Compliance Statement.

6.05	(d) Annual Assessment of Compliance and Attestation Report.

12.02(a)	(e) Additional Requirements in Connection With Pass-Through Transfers.

4. Amendment to the Agreements.

The Agreements are hereby amended as set forth in Appendix B hereto with respect to the Specified Mortgage Loans.

5. Representations and Warranties.

(a) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(b) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6. Continuing Effect.

Except as contemplated hereby, the Agreements shall remain in full force and effect in accordance with its terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Article XII of the Flow Purchase and Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.

7. Governing Law.

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

8. Notices.

Any notices or other communications permitted or required under the Agreements to be made to the Assignor and Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Assignor and Assignee as follows:

Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, CA 94941

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attn: Corporate Trust & Loan Agency

or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Agreements.

9. Counterparts.

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10. Definitions.

Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreements.

11. Master Servicer.

The Seller and the Servicer hereby acknowledges that the Assignee has appointed Wells Fargo Bank, N. A. (the “Master Servicer”) to act as master servicer and securities administrator under the Pooling and Servicing Agreement and hereby agrees to treat all inquiries, instructions, authorizations and other communications from the Master Servicer as if the same had been received from the Assignee. The Master Servicer, acting on behalf of the Assignee, shall have the rights of the Assignee as the Purchaser under the Agreements to enforce the obligations of the Servicer thereunder. Any notices or other communications permitted or required under the Agreements to be made to the Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Master Servicer at the following address:

Wells Fargo Bank, N. A.
P.O. Box 98
Columbia, Maryland 21046
(or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045)
Attention: Sequoia Mortgage Trust 2007-4

or to such other address as may hereafter be furnished by the Master Servicer to Servicer. Any such notices or other communications permitted or required under the Agreements may be delivered in electronic format unless manual signature is required in which case a hard copy of such report or communication shall be required.

The Seller and the Servicer further acknowledges that the Assignor has engaged the Master Servicer to provide certain default administration and that the Master Servicer, acting as agent of the Assignor, may exercise any of the rights of the Purchaser retained by the Assignor in Section 3 above.

The Servicer shall make all distributions under the Agreements, as they relate to the Specified Mortgage Loans, to the Master Servicer by wire transfer of immediately funds to:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 53173800

12. Successors and Assigns.

Upon a transfer of the Specified Mortgage Loans by the Assignee (other than in respect of repurchases pursuant to Section 2.01, Section 2.05 or Section 7.03 of the Flow Purchase and Servicing Agreement) to a buyer (“buyer”), such transfer shall constitute a Reconstitution subject to the terms of Article XII of the Flow Purchase and Servicing Agreement. Upon the closing of such transfer, the rights and obligations of Purchaser retained by the Assignor pursuant to this Assignment shall automatically terminate and the buyer shall be deemed to possess all of the rights and obligations of Purchaser under the Flow Purchase and Servicing Agreement, provided, however, that the Assignor shall remain liable for any obligations as Purchaser arising from or attributable to the period from the date hereof to the closing date of such transfer.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

SEQUOIA RESIDENTIAL FUNDING, INC.

By:
Name:
Title:

ASSIGNEE:

HSBC BANK USA, NATIONAL
ASSOCIATION

By:
Name:
Title:

SELLER:

GREENPOINT MORTGAGE FUNDING, INC.

By:
Name:
Title:

SERVICER:

GREENPOINT MORTGAGE FUNDING, INC.

By:
Name:
Title:

EXHIBIT I

APPENDIX A

Purchase Price and Terms Letter(s)	Warranty Bill(s) of Sale

3/29/06
4/13/06
12/01/06
4/11/07
4/25/07
7/03/07
8/03/07

APPENDIX B

1. The definition of “Business Day” is hereby revised to read as follows:

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of New York, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

2. Notwithstanding anything to the contrary in the Agreements, any Custodial Accounts established by the Servicer pursuant to Section 4.04 of the Flow Purchase and Servicing Agreement shall qualify as Eligible Accounts as defined in the Pooling and Servicing Agreement.
3. Notwithstanding anything to the contrary in the Agreements, the definition of Eligible Investments is hereby deleted in its entirety and replaced by the definition of Permitted Investments from the Pooling and Servicing Agreement.

4. Section 3.02 is hereby revised to add the following representations and warranties to the end of such section:

“(xxx) No Mortgage Loan was originated on or after October 1, 2002 and prior to March 7, 2003, which is secured by property located in the State of Georgia. No Mortgage Loan originated on or after March 7, 2003is a “high cost home loan” as defined under the Georgia Fair Lending Act, which became effective October 1, 2002;

(xxxi) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(xxxii) At the time it was originated, none of the mortgage loans were High Cost as defined by the applicable local, state and federal predatory and abusive lending laws and at the time of origination no mortgage loan was a “high cost” or “covered” mortgage loan, as applicable (as such terms are defined in the then current Standard and Poor’s LEVELS Glossary);

(xxxiii) No Mortgage Loan which is secured by property located in the State of New Jersey and which was originated after the effective date of the New Jersey Home Ownership Act of November 27, 2003 (the “New Jersey Act”) is a “High-Cost Home Loan” as defined in the New Jersey Act;

(xxxiv)   No Mortgage Loan which is secured by property located in the State of New Mexico and which was originated after the effective date of New Mexico Home Loan Protection Act, effective January 1, 2004 (the “New Mexico Act”), is a “High-Cost Home Loan” as defined in the New Mexico Act;

(xxxv)  No Mortgage Loan which is secured by property located in the State of Kentucky and which was originated after the effective date of the Kentucky House Bill 287, effective June 24, 2003 (the “Kentucky Act”), is a “High-Cost Home Loan” as defined in the Kentucky Act;

(xxxvi)  No Mortgage Loan which is secured by property located in the Commonwealth of Massachusetts and which was originated after the effective date of the Massachusetts Predatory Home Loan Practices Act (Mass. Ann. Laws ch. 183C), effective November 7, 2004 (the “Massachusetts Act”), is a "High Cost Home Mortgage Loan" as defined in the Massachusetts Act;

(xxxvii)  No Mortgage Loan that is secured by property located in the State of Illinois and that was originated after the effective date of the Illinois High Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.) (the “Illinois Act”), is a "High-Risk Home Loan" as defined in the Illinois Act; and none of the Mortgage Loans that are secured by property located in the State of Illinois and that were originated after the effective date of the Illinois Interest Act are in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et. seq.);

(xxxviii)  No Mortgage Loan that is secured by property located in the State of Indiana and that was originated after the effective date of Indiana’s Home Loan Practices Act (I.C. 24-9), effective January 1, 2005 (the “Indiana Act”), is a "High Cost Home Loan" as defined in the Indiana Act;

(xxxix)

(xl)  None of the proceeds of any Mortgage Loan were used to finance the purchase of single premium credit insurance policies; and

(xli)  No Mortgage Loan contains prepayment penalties that extend beyond five years after the date of origination.”

5. Section 4.13 is amended to add the following at the end of such section:

“The Seller shall provide to the Purchaser, any Master Servicer and any Depositor, copies or other evidence of the Fidelity Bond and errors and omissions insurance policy upon request.”

6. New definitions are added in their proper alphabetical order:

“Code”: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

“Servicing Criteria”: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

“Subservicer”: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

7. Section 3.03 is revised to add a new paragraph at the end of such section:

“In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent Purchaser may, in connection with any repurchase or substitution of a Deleted Mortgage Loan, pursuant to this Section 3.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on ‘prohibited transactions’ of such REMIC (as defined in Section 869 of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.”

8. Section 4.14 is revised to add new paragraphs at the end of such section:

“The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Purchasers shall have been supplied with an Opinion of Counsel (at the Company’s expense) to the effect that the holding by the related trust of such Mortgage Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgage Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Purchaser (at the Seller’s expense) or the Seller shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to progress being made in selling such REO Property.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgage Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgage Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.”

9.  Section 4.15 of the Flow Purchase and Servicing Agreement is revised to read in full as follows:

“Section 4.15 Adjustments to Mortgage Interest Rate and Monthly Payment.

As to each Adjustable Rate Loan, Seller shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, in compliance with terms of requirements of the related Mortgage and Mortgage Note, On each applicable Interest Rate Change Date, the Mortgage Interest Rate shall be adjusted, in compliance with such requirements, to equal the sum of the Current Index plus the Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Annual Mortgage Interest Rate Cap and Lifetime Mortgage Interest Rate Cap, if any, as set forth in the Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note, Customary Servicing Procedures, applicable laws and regulations regarding interest rate adjustments. If Seller fails to mad a timely and correct Mortgage Interest Rate adjustment or Monthly Payment adjustment, Seller shall deposit in the Custodial Account out of its own funds any amounts necessary to satisfy any shortage in the Mortgagor’s Monthly Payment for so long as such shortage continues.”

10. The Flow Purchase and Servicing Agreement is revised to add a new Section 4.16 as follows:

“4.16 Compliance with REMIC Provisions

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken), any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a) (2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.”

11. Section 5.01 is revised to include the following after the first sentence of the second paragraph:

“With respect to any remittance received by Purchaser after the Business Day on which such payment was due, Seller shall pay to Purchaser interest on any such late payment at the daily federal rate. Such interest shall be paid by Seller to Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and up to and including the Business Day on which such payment is made. The payment by Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Seller.”

12. Section 6.05 is hereby deleted in its entirety and replaced with the following:

“Section 6.05 Annual Assessment of Compliance and Attestation Report

(a) On or before March 1 of each calendar year, commencing in 2008, the Servicer shall:

(i) deliver to the Owner ,any Depositor and any Master Servicer a report (in form and substance reasonably satisfactory to the Owner, such Depositor and such Master Servicer) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner, such Depositor, and such Master Servicer and signed by an authorized officer of the Servicer, and shall address each of the applicable Servicing Criteria specified on of Exhibit A to Exhibit I hereto (wherein “Investor” shall mean the Master Servicer on behalf of the trust);

(ii) deliver to the Owner, any Depositor and any Master Servicer a report of a registered public accounting firm reasonably acceptable to the Owner, such Depositor and such Master Servicer that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 6.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner, any Depositor and any Master Servicer an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) deliver, and cause each Subservicer and Subcontractor described in Clause (iii) to deliver, to the Owner, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization a certification in the form attached hereto as Exhibit I.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 6.05(a)(iii) shall address each of the applicable Servicing Criteria specified on Exhibit __ hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 6.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 6.07.”

13. A new Section 6.07 is hereby added to the Agreement as follows:

“Section 6.07. Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under the Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under the Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a) It shall not be necessary for the Servicer to seek the consent of the Owner, any Depositor or any Master Servicer to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 6.04, 6.05 and 12.02 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 12.02(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04, any assessment of compliance and attestation and other certification required to be delivered by such Subservicer under Section 6.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 12.02 as and when required to be delivered.

(b) It shall not be necessary for the Servicer to seek the consent of the Owner, any Depositor or any Master Servicer to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Owner, any Depositor (or any designee of the Depositor, such as a Master Servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.04 and 6.05 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subcontractor under Section 6.05, in each case as and when required to be delivered.

14. Section 8.01 is revised to include the words “Master Servicer” after the word “Purchaser” in the first, third, fifth and seventh lines.

15. Section 8.02 is revised to delete the word “and” in the last line and to add the following at the end of the sentence: “and (iii) be reasonably acceptable to any Master Servicer in a Pass-Through Transfer involving some or all of the Mortgage Loans.”

16. Section 9.01 is revised to include a new subsection (vii) as follows:

“any failure by the Seller to duly perform, within the required time period, its obligations under Sections 6.04, 6.05, 6.07 and 12.02 of this Agreement, which failure continues unremedied for a period of ten (10) days.”

17. In Section 12.02, “subservicers, ” is added before the word “subcontractors.”

18. The first full sentence of Section 12.02(f) is revised to correct section references as follows:

“(f) Intention of the Parties and Interpretation. The Seller acknowledges and agrees that the purpose of Subsections 6.04, 6.05, 6.07 and this 12.02 is to facilitate compliance by the Master Servicer and the Depositor with the provisions of Regulation AB, as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time.”

19. Notwithstanding any provision in the Agreement to the contrary, the Seller agrees that it will report to the Master Servicer on a monthly basis on the date specified therein using the formats attached hereto as Exhibit 1.

20. Exhibit I to the Agreements, the Form of Assessment of Compliance, is hereby deleted in its entirety and replaced by Exhibit II attached to this Assignment.

21. Exhibit J to the Agreements, the Form of Back-Up SOX Certification, is hereby deleted in its entirety and replaced by Exhibit III attached to this Assignment.

EXHIBIT 1
	Standard Loan Level File Layout - Master Servicing

Exhibit 12A: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit 1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit 1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit 2: Monthly Summary Report by Single Investor

MONTHLY SUMMARY REPORT

For Month Ended: mm/dd/yyyy Servicer Name ____________________

Prepared by: ____________________ Investor Nbr ____________________

Section 1. Remittances and Ending Balances - Required Data

Beginning Loan Count	Ending Loan Count	Total Monthly Remittance Amo	Total Ending Unpaid Principal Balance	Total Monthly Principal Balance
0	0	$0.00	$0.00	$0.00

Principal Calculation

1. Monthly Principal Due	+	$0.00
2. Current Curtailments	+	$0.00
3. Liquidations	+	$0.00
4. Other (attach explanation)	+	$0.00
5. Principal Due		$0.00
6. Interest *(reported "gross")*	+	$0.00
7. Interest Adjustments on Curtailments	+	$0.00
8. Servicing Fees	-	$0.00
9. Other Interest (attach explanation)	+	$0.00
10. Interest Due *(need to subtract ser fee)*		$0.00

Remittance Calculation

11. Total Principal and Interest Due (lines 5+10)	+	$0.00
12. Reimbursement of Non-Recoverable Advances	-	$0.00
13. Total Realized gains	+	$0.00
14. Total Realized Losses	-	$0.00
15. Total Prepayment Penalties	+	$0.00
16. Total Non-Supported Compensating Interest	-	$0.00
17. Other (attach explanation)		$0.00
18. Net Funds Due on or before Remittance Date	$	$0.00

Section 2. Delinquency Report - Optional Data for Loan Accounting

		Installments Delinquent					
Total No. of Loans	Total No. of Delinquencies	30-Days	60-Days	90 or more Days	In Foreclosure (Optional)	Real Estate Owned (Optional)	Total Dollar Amount of Delinquencies
0	0	0	0	0	0	0	$0.00

Exhibit 12B : Standard File Layout - Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)

ACTION_CODE	Indicates loan status	Number
NOD_DATE		MM/DD/YYYY
NOI_DATE		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE		MM/DD/YYYY
REO_SALES_PRICE		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement	Number

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit 12C: Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.
Liquidation and Acquisition Expenses:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
3.  Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.
4-12. Complete as applicable. Required documentation:
* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.
* For escrow advances - complete payment history
(to calculate advances from last positive escrow balance forward)
* Other expenses -  copies of corporate advance history showing all payments
* REO repairs > $1500 require explanation
* REO repairs >$3000 require evidence of at least 2 bids.
* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate
* Unusual or extraordinary items may require further documentation.
13.  The total of lines 1 through 12.

Credits:

14-21. Complete as applicable. Required documentation:
* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney
Letter of Proceeds Breakdown.
* Copy of EOB for any MI or gov't guarantee
* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________

Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale     Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes      No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a) HUD Part A
		________________	(18b) HUD Part B
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$________________	(22)
	Total Realized Loss (or Amount of Gain)	$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT II

EXHIBIT I

FORM OF ASSESSMENT OF COMPLIANCE

Re:  The [  ] agreement dated as of [  ], 200[ ] (the “Agreement”), among

[IDENTIFY PARTIES]

I, ________________________________, the _____________________ of GreenPoint Mortgage Funding, Inc., certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)  I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit A hereto (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)  The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:__________________________________

By: ___________________________________

Name:
Title:

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	x
1122(d)(1)(i)
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	x
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
x
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
x
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
x
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
x

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
x
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
x
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the Mortgage Loans, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[GREENPOINT MORTGAGE FUNDING]

[NAME OF SUBSERVICER]

Date: ____________________________________

By: _____________________________________

Name:

Title:

EXHIBIT III

EXHIBIT J

FORM OF BACK-UP SOX CERTIFICATION

Re: The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF SELLER] (the “Company”), hereby certify to [DEPOSITOR] and [MASTER SERVICER], with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of Seller provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of Seller’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122(a) of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports and officer certificates related to the servicing of the Mortgage Loans during 200__, that were delivered pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [DEPOSITOR], [MASTER SERVICER][SECURITIES ADMINISTRATOR][TRUSTEE];

(4) I am responsible for reviewing the activities performed by Seller as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement, and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, Seller has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by Seller pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by Seller and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to [DEPOSITOR][MASTER SERVICER]. Any material instances of noncompliance with the Agreement and any Reconstitution Agreement and any material instances of noncompliance with the Servicing Criteria have been disclosed in such reports.

GREENPOINT MORTGAGE FUNDING, INC.

By:____________________________________
Name:  ________________________________
Title:  ________________________________ Date: _________________________